Exhibit 2.1






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               UNION SAVINGS BANK

                                       AND

                     FIRST LITCHFIELD FINANCIAL CORPORATION

                                       AND

                      THE FIRST NATIONAL BANK OF LITCHFIELD

                                   DATED AS OF

                                OCTOBER 25, 2009

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

                                                                            PAGE
                                                                            ----


ARTICLE I......................................................................6
   1.1   Certain Definitions...................................................6

ARTICLE II....................................................................12
   2.1   The Merger...........................................................12
   2.2   The Bank Merger......................................................12
   2.3   Effective Time.......................................................13
   2.4   Certificate of Incorporation and Bylaws..............................13
   2.5   Directors and Officers of Surviving Corporation......................13
   2.6   Directors and Officers of Surviving Bank.............................13
   2.7   Additional Actions...................................................13
   2.8   Effects Of The Merger................................................13
   2.9   Possible Alternative Structures......................................14

ARTICLE III...................................................................14
   3.1   Merger Consideration.................................................14
   3.2   Dissenters' Rights...................................................15
   3.3   Procedures for Exchange of FLFC Common Stock and Options.............15

ARTICLE IV....................................................................17
   4.1   Capital Structure....................................................18
   4.2   Organization, Standing and Authority of FLFC.........................18
   4.3   Ownership of FLFC Subsidiaries.......................................19
   4.4   Organization, Standing and Authority of FLFC Subsidiaries............19
   4.5   Authorized and Effective Agreement...................................19
   4.6   Securities Documents and Regulatory Reports..........................21
   4.7   Financial Statements.................................................21
   4.8   Material Adverse Change..............................................22
   4.9   Environmental Matters................................................22
   4.10  Tax Matters..........................................................24
   4.11  Legal Proceedings....................................................26
   4.12  Compliance with Laws.................................................26
   4.13  Certain Information..................................................27
   4.14  Employee Benefit Plans...............................................27
   4.15  Certain Contracts....................................................30
   4.16  Brokers and Finders..................................................31
   4.17  Insurance............................................................31
   4.18  Properties...........................................................31
   4.19  Labor................................................................32

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   4.20  Certain Transactions.................................................32
   4.21  Fairness Opinion.....................................................32
   4.22  Loan Portfolio.......................................................32
   4.23  Required Vote; Inapplicability of Anti-takeover Statutes.............33
   4.24  Material Interests of Certain Persons................................34
   4.25  Joint Ventures.......................................................34
   4.26  Intellectual Property................................................34
   4.27  Disclosures..........................................................34

ARTICLE V.....................................................................34
   5.1   Capital Structure....................................................35
   5.2   Organization, Standing and Authority of USB..........................35
   5.3   Authorized and Effective Agreement...................................36
   5.4   Financial Statements.................................................37
   5.5   Material Adverse Change..............................................38
   5.6   Certain Information..................................................38
   5.7   Legal Proceedings....................................................38
   5.8   Compliance with Laws.................................................38
   5.9   Brokers and Finders..................................................40
   5.10  Disclosures..........................................................40
   5.11  Financial Ability....................................................40
   5.12  Employee Benefit Plans...............................................40

ARTICLE VI....................................................................41
   6.1   Conduct of Business..................................................42
   6.2   Current Information..................................................46
   6.3   Access to Properties and Records.....................................46
   6.4   Financial and Other Statements.......................................47
   6.5   Maintenance of Insurance.............................................47
   6.6   Disclosure Supplements...............................................47
   6.7   Consents and Approvals of Third Parties..............................48
   6.8   Reasonable Best Efforts..............................................48
   6.9   Failure to Fulfill Conditions........................................48
   6.10  Acquisition Proposals................................................48
   6.11  Board of Directors and Committee Meetings............................50
   6.12  Reserves and Merger-Related Costs....................................50
   6.13  Transaction Expenses of FLFC.........................................50

ARTICLE VII...................................................................51
   7.1   Disclosure Supplements...............................................51
   7.2   Consents and Approvals of Third Parties..............................51
   7.3   Reasonable Best Efforts..............................................51
   7.4   Failure to Fulfill Conditions........................................51
   7.5   Acquisition Corporation Organizational Documents.....................51
   7.6   Employees and Employee Benefits......................................52
   7.7   Directors and Officers Indemnification and Insurance.................53

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ARTICLE VIII..................................................................53
   8.1   FLFC Special Meeting.................................................53
   8.2   Proxy Statement......................................................54
   8.3   Intentionally Omitted................................................55
   8.4   Regulatory Approvals.................................................55
   8.5   Compliance with Anti-Trust Laws......................................55
   8.6   Execution of Bank Merger Agreement...................................55
   8.7   Redemption Condition.................................................55

ARTICLE IX....................................................................56
   9.1     Conditions to Each Party's Obligations under this Agreement........56
   9.2     Conditions to the Obligations of USB under this Agreement..........56
   9.3     Conditions to the Obligations of FLFC under this Agreement.........57

ARTICLE X.....................................................................58
   10.1    Time and Place.....................................................58
   10.2    Deliveries at the Closing..........................................58

ARTICLE XI....................................................................59
   11.1    Termination........................................................59
   11.2    Effect of Termination..............................................61
   11.3    Amendment, Extension and Waiver....................................62

ARTICLE XII...................................................................62
   12.1  Confidentiality......................................................62
   12.2  Public Announcements.................................................63
   12.3  Survival.............................................................63
   12.4  Notices..............................................................63
   12.5  Parties in Interest..................................................64
   12.6  Complete Agreement...................................................64
   12.7  Counterparts.........................................................64
   12.8  Severability.........................................................64
   12.9  Governing Law........................................................64
   12.10 Interpretation.......................................................64
   12.11 Specific Performance.................................................65



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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 25, 2009 is by and among UNION SAVINGS BANK, a Connecticut-chartered mutual savings bank ("USB"), FIRST LITCHFIELD FINANCIAL CORPORATION, a Delaware corporation ("FLFC"), and THE FIRST NATIONAL BANK OF LITCHFIELD, a national bank and wholly-owned subsidiary of FLFC ("FNB").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Boards of Trustees of USB and the Boards of Directors of FLFC and FNB have determined that it is in the best interest of their respective companies and shareholders or depositors, as the case may be, to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein;

         WHEREAS, USB will form a wholly-owned subsidiary, a Connecticut stock corporation (the "Acquisition Corporation");

         WHEREAS, the Acquisition Corporation will merge with and into FLFC with FLFC being the surviving entity (the "Surviving Corporation") (the "Merger");

         WHEREAS, prior to the consummation of the Merger, USB and FNB will enter into a merger agreement, in form and substance substantially similar to that attached hereto as Exhibit A (the "Bank Merger Agreement") pursuant to which FNB will merge with and into USB, with USB being the surviving entity (the "Bank Merger"), which Bank Merger shall be consummated immediately following the Merger;

         WHEREAS, immediately following the merger and simultaneously with the Bank Merger FLFC shall be liquidated in accordance with a Plan of Liquidation, in the form attached hereto as Exhibit B;

         WHEREAS, immediately following the above there will remain one entity; and

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the business combination transactions described in this Agreement and to prescribe certain conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
have the following meanings, unless the context otherwise requires (both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "2003 TruPS" shall have the meaning set forth in Section 8.7 hereof.

         "2006 TruPS" shall have the meaning set forth in Section 8.7 hereof.

         "Acquisition  Agreement"  shall have the  meaning  set forth in Section
11.1.11 hereof.

         "Acquisition Corporation" shall have the meaning set forth in the recitals hereto.

         "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving FLFC or any FLFC Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "Acquisition Transaction" means any of the following (other than the transaction contemplated hereunder) involving FLFC or any FLFC Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith.

         "Affiliate" shall mean, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Banking Law" shall mean the Banking Law of Connecticut, Connecticut General Statutes ss. 36a-1 et seq., as amended.

         "Bank Merger" shall have the meaning set forth in the recitals hereto.

         "Bank Merger Agreement" shall have the meaning set forth in the recitals hereto.

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

         "Bank Regulator" shall mean any federal or state banking regulator that regulates USB or FNB, or any of their respective holding companies or subsidiaries, as the case may be, including but not limited to the FDIC, the Department, the FRB, and the OCC.

         "Benefit Agreement" shall have the meaning set forth in Section 7.6.3 hereof.

         "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Connecticut are authorized or obligated to close.

         "CBCA" shall mean the Connecticut Business Corporation Act.

         "Certificate" shall mean certificates evidencing shares of FLFC Common Stock.

         "Claim" shall have the meaning set forth in Section 7.7.2 hereof.

         "Closing" shall have the meaning set forth in Section 2.3 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company  Restricted Share" shall have the meaning set forth in Section
3.1.4 hereof.

         "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

         "Continuing Employee" shall have the meaning set forth in Section 7.6.2 hereof.

         "Costs" shall have the meaning set forth in Section 11.2.3 hereof.

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "Department" shall mean the Connecticut Department of Banking.

         "DIF" shall mean the Deposit Insurance Fund administered by the FDIC.

         "Dissenting Shares" shall have the meaning set forth in Section 3.2.1 hereof.

         "Dissenting  Shareholder"  shall have the  meaning set forth in Section
3.2.1 hereof.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Date" shall mean the date on which the Effective Time occurs.

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         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.3 hereof as the effective time of the Merger.

         "Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. ll0l, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.; the Connecticut Transfer Act, Connecticut General Statutes ss. 22a-134 et seq.; and all applicable comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall have the meaning set forth in Section 4.14.3 hereof.

         "ESOP" shall have the meaning set forth in Section 6.1.2(j) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean Register and Transfer Company or another registered transfer agent designated by USB and reasonably acceptable to FLFC, which shall act as agent for USB in connection with the exchange procedures for converting FLFC Common Stock and Options into the Merger Consideration.

         "Exchange  Fund"  shall have the  meaning  set forth in  Section  3.3.1 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FLFC" shall mean First Litchfield Financial Corporation, a Delaware corporation with its principal address located at 13 North Street, Litchfield, Connecticut.

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

         "FLFC Common Stock" shall mean the common stock, par value $.01 per share, of FLFC.

         "FLFC Defined Benefit Plan" shall have the meaning set forth in Section
4.14.3 hereof.

         "FLFC Disclosure Schedule" shall mean a written, signed disclosure schedule delivered by FLFC to USB specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "FLFC Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of FLFC or any FLFC Subsidiary, whether written or oral.

         "FLFC Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of FLFC as of December 31, 2008, 2007 and 2006 and the consolidated statements of operations, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of FLFC for each of the three (3) years ended 2008, 2007 and 2006 as filed by FLFC in its Securities Documents, and (ii) the unaudited interim and audited annual consolidated financial statements of FLFC as of the end of each calendar quarter and fiscal year, respectively, following December 31, 2008 as filed by FLFC in its Securities Documents.

         "FLFC Pension Plan" shall have the meaning set forth in Section 4.14.4 hereof.

         "FLFC Shareholders Meeting" shall have the meaning set forth in Section
8.1 hereof.

         "FLFC Stock Plan" shall mean the FLFC 2007 Restricted Stock Plan.

         "FLFC Termination Fee" shall have the meaning set forth in Section 11.2.2.

         "FLFC Welfare Plan" shall have the meaning set forth in Section 4.14.11 hereof.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "FNB" shall mean The First National Bank of Litchfield, a national bank with its principal offices at 13 North Street, Litchfield, Connecticut.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

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         "Indemnified  Liabilities"  shall have the meaning set forth in Section
7.7.2 hereof.

         "Indemnified Parties" shall have the meaning set forth in Section 7.7.2 hereof.

         "Intellectual  Property"  shall have the  meaning  set forth in Section
4.26 hereof.

         "Joint Venture" shall mean any limited partnership, joint venture, corporation, or venture capital investment.

         "Loan  Property"  shall have the  meaning  set forth in  Section  4.9.2 hereof.

         "Material Adverse Effect" shall mean, with respect to FLFC or USB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of FLFC and its Subsidiaries taken as a whole, or USB and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either FLFC, on the one hand, or USB, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks and their holding companies generally, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment, and (e) the direct effects of compliance with this Agreement on the operating performance of the parties.

         "Materials Of Environmental Concern" shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

         "Merger" shall have the meaning set forth in the recitals hereto.

         "Merger   Consideration"  shall  mean  the  cash  paid  by  Acquisition
Corporation  to holders of FLFC  Common  Stock and  Options  under  Section  3.1 hereof.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "Option  Consideration"  shall  have the  meaning  set forth in Section
3.1.3 hereof.

         "Option  Price"  shall  have the  meaning  set forth in  Section  3.1.3 hereof.

         "Options" shall mean options to purchase shares of FLFC Common Stock granted pursuant to the FLFC Stock Plan as set forth in Section 4.1 of the FLFC Disclosure Schedule and include the Warrants to purchase 199,203 shares of FLFC Common Stock issued December 12, 2008 to the United States Department of the Treasury, if exercised by the United States Department of the Treasury effective as of the Closing.

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

         "Participation  Facility"  shall have the  meaning set forth in Section
4.9.2 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Per Share  Merger  Consideration"  shall have the meaning set forth in
Section 3.1 hereof.

         "Proxy Statement" shall have the meaning set forth in Section 8.2.1 hereof.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of its capital stock.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

         "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Superior Proposal" shall have the meaning set forth in Section 6.10 hereof.

         "Surviving Bank" shall mean USB as the resulting institution of the Bank Merger.

         "Surviving Corporation" shall have the meaning set forth in the recitals hereof.

         "TARP Obligations" shall have the meaning set forth in Section 8.7.

         "Tax" shall have the meaning set forth in Section 4.10.6 hereof.

         "Tax Return" shall have the meaning set forth in Section 4.10.6 hereof.

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

         "Termination Date" shall mean June 30, 2010, provided that such date shall be automatically extended until September 30, 2010 if required regulatory approvals and non-objections of Governmental Entities have not been received by June 1, 2010 and the parties are acting in good faith to obtain such approvals and non-objections.

         "USB" shall mean Union Savings Bank, a Connecticut-chartered mutual savings bank with its principal offices located at 225 Main Street, Danbury, Connecticut.

         "USB Disclosure Schedule" shall mean a written, signed disclosure schedule delivered by USB to FLFC specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "USB Employee Plan" shall mean all qualified pension or profit-sharing plans, and health and welfare benefit plans maintained for the benefit of all employees of USB or any USB Subsidiary, whether written or oral.

         "USB Financial Statements" shall mean the audited consolidated balance sheets (including related notes and schedules, if any) of USB as of December 31, 2008, 2007 and 2006 and the consolidated statements of income and cash flows (including related notes and schedules, if any) of USB for each of the three (3) years ended December 31, 2008, 2007 and 2006, and the USB call reports for each quarter subsequent to December 31, 2008.

         "USB Proposal" shall have the meaning set forth in Section 6.10 hereof.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger.  As promptly as practicable  following the satisfaction
             ----------
or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time Acquisition Corporation shall merge with and into FLFC with FLFC as the Surviving Corporation in accordance with the provisions of the CBCA and the DGCL, immediately following the Merger and simultaneously with the Bank Merger, the Surviving Corporation shall be liquidated in accordance with a Plan of Liquidation, in the form attached hereto as Exhibit B. At the Effective Time of
                                             ---------
the Merger, each share of FLFC Common Stock and each Option (including the Warrants, if exercised) will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

         2.2 The Bank Merger.  The Bank Merger shall be consummated  immediately
             ---------------
following the Merger in accordance with a Bank Merger Agreement substantially in the form attached hereto as Exhibit A.
                            ---------

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

         2.3  Effective  Time.  The Merger  shall be effected by the filing of a
              ---------------
certificate of merger with the Delaware Office of the Secretary of State on the day of the closing ("Closing Date"), in accordance with the DGCL (the "Closing"). The "Effective Time" of the Merger shall be the date and time upon which the certificate of merger as to the Merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in such certificate of merger.

         2.4  Certificate of  Incorporation  and Bylaws.  (a) The Certificate of
              -----------------------------------------
Incorporation and Bylaws of FLFC shall be amended and restated to be the same as Acquisition Corporation's immediately prior to the Effective Time, and shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law.

         (b) The Certificate of Incorporation and Bylaws of USB as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Bank until thereafter amended as provided therein and by applicable law.

         2.5 Directors and Officers of Surviving  Corporation.  The directors of
             ------------------------------------------------
the Surviving Corporation immediately after the Effective Time shall be the Chief Executive Officer and Chief Financial Officer of USB. The officers of the Surviving Corporation immediately after the Effective Time shall also be those individuals.

         2.6  Trustees  and  Officers of  Surviving  Bank.  The  trustees of the
              -------------------------------------------
Surviving Bank immediately after the Effective Time shall be the trustees of USB prior to the Effective Time plus three (3) directors of FLFC immediately prior to the Effective Time who shall be mutually agreed upon by the Board of Trustees of USB and the Board of Directors of FLFC, each to meet the qualifications of and hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank. The officers of USB immediately prior to the Effective Time shall be the officers of the Surviving Bank supplemented by those officers of FNB who accept employment from USB, in each case until their respective successors are duly elected or appointed and qualified.

         2.7 Additional  Actions.  If, at any time after the Effective Time, the
             -------------------
Surviving Corporation or the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or the Surviving Bank, title to and possession of any property or right of FLFC (or FNB) acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, FLFC, FNB and their officers and directors shall be deemed to have granted to the Surviving Corporation and the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation or the Surviving Bank and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation and the Surviving Bank are fully authorized in the name of FLFC, FNB or otherwise to take any and all such action.

         2.8 Effects Of The Merger.  At and after the Effective Time, the Merger
             ---------------------
shall have the effects set forth in the CBCA and the DGCL with respect to Acquisition Corporation and

FLFC, and the Bank Merger shall have the effects set forth in the Banking Law with respect to USB and FNB.

         2.9 Possible Alternative  Structures.  Notwithstanding  anything to the
             --------------------------------
contrary contained in this Agreement, prior to the Effective Time USB shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) there are no adverse federal or state income tax consequences to FLFC and its shareholders as a result of the modification; (ii) the consideration to be paid to the holders of FLFC Common Stock and Options under this Agreement is not thereby changed in kind or value or reduced in amount;
(iii) there are no adverse changes to the benefits and other arrangements provided to or on behalf of FLFC's directors, officers and other employees; and
(iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or non-objection of Governmental Entities. USB, FLFC and FNB agree to amend this Agreement and any related documents appropriately in order to reflect any such revised structure.


                                   ARTICLE III

                        CONVERSION OF SHARES AND OPTIONS

         3.1      Merger Consideration.
                  --------------------

                  3.1.1 At the Effective Time, by virtue of the Merger and without any action on the part of USB, FLFC or the holders of any of the shares of FLFC Common Stock, each share of FLFC Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section 3.1.2 hereof and any Dissenting Shares) shall be converted into the right to receive a cash payment in an amount equal to $15.00 (the "Per Share Merger Consideration").

                  3.1.2 Each share of FLFC Common Stock (i) held in the treasury of FLFC, (ii) owned by USB or any direct or indirect wholly owned subsidiary of FLFC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted), or (iii) reserved for issuance under the FLFC Stock Plan which has not been granted or allocated, shall, at the Effective Time, cease to exist, and the certificates for such shares shall be cancelled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.3 Each Option issued and outstanding immediately prior to the Effective Time, including the Options, if exercised by the United States Department of the Treasury, shall, by virtue of the Merger and without any action on the part of the holder thereof and without regard to any future vesting date thereof, be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the positive difference, if any, between the Per Share Merger Consideration, and the exercise price of such Option, for each share of FLFC Common Stock covered by such Option (the "Option Price") by (ii) the number of shares of FLFC Common Stock subject to such Option (the "Option Consideration"). The payment of the Option Consideration referred to in the immediately preceding sentence to each holder of an

Option  shall  be  subject  to  such  holder   executing  such   instruments  of
cancellation as USB may reasonably deem appropriate. FLFC or FNB shall make necessary tax withholdings from the Option Consideration as they deem appropriate.

                  3.1.4 At the Effective Time, each unvested restricted share of FLFC Common Stock granted under the FLFC Stock Plan (each a "Company Restricted Share"), as set forth in FLFC Disclosure Schedule Section 3.1.4, which is outstanding immediately prior to the Effective Time and which vests at the Effective Time under the terms of the FLFC Stock Plan shall vest and become free of restrictions to the extent provided by the terms thereof, and each holder thereof shall have the same rights to receive the Merger Consideration as are provided to other holders of FLFC Common Stock pursuant to Section 3.1.

         3.2      Dissenters' Rights.
                  ------------------

                  3.2.1 Each outstanding share of FLFC Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FLFC shall give USB notice upon receipt by FLFC of any such demands for payment of the fair value of such shares of FLFC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and USB shall have the right to participate in all negotiations and proceedings with respect to any such demands. FLFC shall not, except with the prior written consent of USB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by USB.

                  3.2.2 If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment at or prior to the Effective Time, such holder's shares of FLFC Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment after the Effective Time, each share of FLFC Common Stock of such holder shall be converted into the right to receive the Merger Consideration.

                  3.2.3 After the Effective Time, shares of FLFC Common Stock other than Dissenting Shares shall be no longer outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration as set forth in Section 3.3.4.

         3.3      Procedures for Exchange of FLFC Common Stock and Options.
                  --------------------------------------------------------

                  3.3.1    USB   and   Acquisition   Corporation  to  Make  Cash
                           -----------------------------------------------------
Available.  Prior to the Effective Time, USB shall designate the Exchange Agent.
---------
USB and  Acquisition  Corporation
shall take all steps necessary on or prior to Closing Date to deliver to the Exchange Agent, for the benefit of the holders of shares of FLFC Common Stock and Options, for exchange in accordance with this Section 3.3, an amount of cash sufficient to pay the aggregate amount of cash payable in accordance with
Article III hereof (such cash for shares of FLFC Common Stock and Options being hereinafter referred to as the "Exchange Fund") to be paid in exchange for outstanding FLFC Common Stock and Options in accordance with this Agreement.

                  3.3.2    Exchange  of  Certificates.  FLFC  shall  cause to be
                           --------------------------
delivered to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations specified herein. USB shall, within five (5) Business Days after the Effective Time, take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for cash into which the FLFC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of FLFC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash that such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of Section 3.1, and the Certificates so surrendered shall forthwith be cancelled.

                  3.3.3    Payment  of Option Price.  At the Effective  Time, if
                           ------------------------
not previously paid by FLFC immediately prior to the Effective Time (to which USB has no objection) or unless otherwise required by the United States Department of the Treasury in connection with the exercise of its Warrants, FLFC and USB shall take all steps necessary to cause the Exchange Agent to issue and deliver within five (5) Business Days a check representing the amount of the Option Price to the holders of the Options, all of which shall have been cancelled in connection with the Merger Agreement.

                  3.3.4    Rights  of  Certificate  or Option  Holders after the
                           -----------------------------------------------------
Effective Time. The holder of (i) a Certificate  (other than a Certificate  with
--------------
respect to Dissenting Shares) that prior to the Merger represented issued and outstanding FLFC Common Stock, or (ii) an Option, including the Warrants if exercised by the United States Department of the Treasury, shall have no rights, after the Effective Time, with respect to such FLFC Common Stock or Option except to surrender the Certificate and receive in exchange for the Merger Consideration as provided in this Agreement.

                  3.3.5    Surrender  by Persons Other than Record  Holders.  If
                           ------------------------------------------------
the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.3.6    Closing   of  Transfer  Books.  From  and  after  the
                           -----------------------------
Effective Time, there shall be no transfers on the stock transfer books of FLFC of the FLFC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 3.3.

                  3.3.7    Return  of Exchange  Fund. At any time  following the
                           -------------------------
six (6) month period after the Effective Time, USB shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates and Options (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to
it), and thereafter such holders shall be entitled to look to USB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or Options held by them. Notwithstanding the foregoing, neither USB, FLFC nor the Exchange Agent shall be liable to any holder of a Certificate or any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.3.8    Lost,  Stolen or Destroyed Certificates. In the event
                           ---------------------------------------
any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by USB, the posting by such person of a bond in such amount as USB may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                  3.3.9    Withholding.  USB  or  the  Exchange  Agent  will  be
                           -----------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FLFC Common Stock or Options such amounts as USB or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by USB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FLFC Common Stock or Options in respect of whom such deduction and withholding were made by USB or the Exchange Agent.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                  FLFC AND FNB

         FLFC and FNB represent and warrant to USB that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the FLFC Disclosure Schedule delivered by FLFC to USB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. No representation or warranty of FLFC or FNB contained herein shall be deemed untrue or incorrect, and neither FLFC nor FNB shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article IV, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the FLFC Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FLFC that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the FLFC Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         4.1 Capital Structure. The authorized capital stock of FLFC consists of
             -----------------
5,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this Agreement, 2,356,875 shares of FLFC Common Stock, including shares of FLFC Common Stock issued subject to restrictions as to vesting pursuant to the FLFC Stock Plan, are issued and outstanding, 149,747 shares of FLFC Common Stock are directly or indirectly held by FLFC as treasury stock, and 10,000 shares of FLFC preferred stock, par value $0.00001 per share, are issued and outstanding. All outstanding shares of FLFC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FLFC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the FLFC Stock Plan pursuant to which there are outstanding 3,500 shares of FLFC Common Stock, a schedule of which is set forth in Section 4.1 of the FLFC Disclosure Schedule and the Warrant to purchase 199,203 shares of FLFC Common Stock issued December 12, 2008 to the United States Department of the Treasury, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of FLFC.

         4.2 Organization, Standing and Authority of FLFC. FLFC is a corporation
             --------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. FLFC is duly registered as a bank holding company under the BHCA. FLFC has heretofore delivered to USB and has included as Section 4.2 of the FLFC Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of FLFC as in effect as of the date hereof.

         4.3  Ownership  of FLFC  Subsidiaries.  Set forth in Section 4.3 of the
              --------------------------------
FLFC Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct or indirect FLFC Subsidiary. Except for (a) capital stock of the FLFC Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (c) securities and other interests which are set forth in the FLFC Disclosure Schedule, FLFC does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each FLFC Subsidiary that are owned by FLFC or any FLFC Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by FLFC free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. Except as set forth on Section 4.3 of the FLFC Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock or other ownership interests of any FLFC Subsidiary and there are no agreements, understandings or commitments relating to the right of FLFC to vote or to dispose of such capital stock or other ownership interests.

         4.4  Organization,  Standing and Authority of FLFC  Subsidiaries.  Each
              -----------------------------------------------------------
FLFC Subsidiary is a national bank, corporation, partnership or business trust duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each FLFC Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. FLFC is authorized to own each FLFC Subsidiary under the BHCA. The deposit accounts of FNB are insured by the FDIC through the DIF to the maximum extent permitted by the FDIA. FNB has paid all premiums and assessments required by the FDIC. FLFC has heretofore delivered or made available to USB and has included as Section 4.4 of the FLFC Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of FNB and each other FLFC Subsidiary as in effect as of the date hereof.

         4.5      Authorized and Effective Agreement.
                  ----------------------------------

                  4.5.1 Each of FLFC and FNB has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement, as applicable, and (subject to receipt of all necessary governmental approvals and the approval of FLFC's shareholders of this Agreement) to perform all of its obligations under this Agreement and the Bank Merger Agreement, as applicable. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLFC and FNB, except for the approval of this Agreement by FLFC's shareholders. This Agreement has been duly and validly executed and delivered by FLFC and FNB and, assuming due authorization, execution and delivery by USB, constitutes the legal, valid and binding obligations of FLFC and FNB, enforceable against FLFC and FNB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by FNB, will have been duly and validly executed and delivered by FNB and, assuming due authorization, execution and delivery by USB, will constitute the legal, valid and binding obligation of FNB, enforceable against FNB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.5.2 Neither the execution and delivery of this Agreement by FLFC or FNB, nor the execution and delivery of the Bank Merger Agreement by FNB, nor consummation of the transactions contemplated hereby or thereby, nor compliance by FLFC and FNB with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of FLFC or the equivalent documents of any FLFC Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of FLFC or any FLFC Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FLFC or any FLFC Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental, Board of Director and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to FLFC or any FLFC Subsidiary.

                  4.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators,
(ii) the filing of the Proxy Statement with the SEC, (iii) the approval of this Agreement by the requisite vote of the shareholders of FLFC, (iv) the filing of certificates of merger with respect to the merger of Acquisition Corporation with and into FLFC with the Secretary of State of the State of Delaware pursuant to the DGCL and with the Secretary of the State of the State of Connecticut pursuant to the CBCA in connection with the Merger, and (v) the filing of a copy of the Bank Merger Agreement and a copy of the approval of the commissioner of the Connecticut Department of Banking with the Connecticut Secretary of the State with respect to the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of FLFC or FNB in connection with the execution and delivery by FLFC and FNB of this Agreement, the execution and delivery by FNB of the Bank Merger Agreement, the consummation of the Merger by FLFC, and the consummation of the Bank Merger by FNB.

                  4.5.4 As of the date hereof, neither FLFC nor FNB is aware of any reasons relating to FLFC or FNB (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the Merger or the Bank Merger as shall be necessary for (i) consummation of the Merger and the Bank Merger, and (ii) the continuation by USB after the Effective Time of the business of FLFC and FNB as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could have a Material Adverse Effect on the business of FLFC or FNB.

         4.6      Securities Documents and Regulatory Reports.
                  -------------------------------------------

                  4.6.1 Except as set forth in Section 4.6.1 of the FLFC Disclosure Schedule, since December 31, 2006 FLFC has timely filed, including those filed within the period permitted by Rule 12b-25 of the Exchange Act, with the SEC all Securities Documents required by the Securities Laws and such Securities Documents, as the same may have been amended, complied as to form in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.6.2 Except as set forth in Section 4.6.2 of the FLFC Disclosure Schedule, since December 31, 2006, each of FLFC and FNB, has duly filed with the Bank Regulators in correct form the reports required to be filed under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. In connection with the most recent federal and state Bank Regulator examinations of FLFC and FNB, neither FLFC nor FNB was required to correct or change any action, procedure or proceeding which FLFC or FNB believes has not been corrected or changed as required as of the date hereof.

         4.7      Financial Statements.
                  --------------------

         4.7.1 FLFC has previously delivered or made available to USB accurate and complete copies of the FLFC Financial Statements which, in the case of audited FLFC Financial Statements, are accompanied by the audit reports of its independent public accountants. The FLFC Financial Statements referred to herein, as well as the FLFC Financial Statements to be delivered pursuant to
Section 6.4 hereof, fairly present or will fairly present, as the case may be, in all material respects (including the related notes in each case where applicable) the consolidated financial condition of FLFC as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of FLFC for the respective periods or as of the respective dates set forth therein.

                  4.7.2    Each of the FLFC Financial  Statements referred to in
Section 4.7.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim FLFC Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of FLFC and FLFC Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of FLFC and the FLFC Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FLFC and its Subsidiaries. The minute books of FLFC and each FLFC Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and

Boards of Directors (including all committees) authorized at such meetings held or taken since December 31, 2006 through the date of this Agreement.

                  4.7.3 Except as set forth in Section 4.7.3 of the FLFC Disclosure Schedule, at the date of each balance sheet included in the FLFC Financial Statements, neither FLFC or any FLFC Subsidiary had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLFC Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         4.8 Material Adverse Change. Since December 31, 2008 to the date hereof
             -----------------------
(i) FLFC and each FLFC Subsidiary has conducted its respective business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby), and
(ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FLFC.

         4.9      Environmental Matters.
                  ---------------------

                  4.9.1 Except as set forth in Section 4.9.1 of the FLFC Disclosure Schedule, with respect to FLFC and each FLFC Subsidiary:

                  (a) Each of FLFC and the FLFC Subsidiaries, the Participation Facilities, and the Loan Properties are, and at all times have been, in compliance with, and are not in violation of or liable under, any Environmental Laws;

                  (b) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and there is no such action threatened, before any court, governmental agency or other forum against it or any of the FLFC Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site currently or formerly owned, leased or operated by it or any of the FLFC Subsidiaries or any Participation Facility or (z) with respect to any property at or to which Material of Environmental Concern were generated, manufactured, refined, transported, transferred, imported, used, disposed, treated, or processed by FLFC or any FLFC Subsidiary or any Participation Facility or from which Materials of Environmental Concern have been transported, treated, stored, handled, transferred, disposed, recycled, or received;

                  (c) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and no such action is threatened before any court, governmental agency or other forum relating to or against any Loan Property (or FLFC or any of the FLFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern;

                  (d) The real properties, leasehold or other interest in real property currently or formerly owned or operated by FLFC or any FLFC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or geologically or hydrologically adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern;

                  (e) Neither FLFC nor any FLFC Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (f) There are no underground storage tanks on, in or under any properties currently or formerly owned or operated by FLFC or any of the FLFC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by FLFC or any of the FLFC Subsidiaries or any Participation Facility; and

                  (g) During the period of (i) FLFC's or any of the FLFC Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) FLFC's or any of the FLFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. Prior to the period of (i) FLFC's or any of the FLFC Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) FLFC's or any of FLFC Subsidiaries' participation in the management of any Participation Facility, there was no known contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

                  4.9.2 "Loan Property" means any property (including a leasehold interest therein) in which the applicable party (or a Subsidiary of
it) currently holds a security interest or has held a security interest within the past five (5) years. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) currently participates or formerly participated in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  4.9.3 Except as set forth in Section 4.9.3 of the FLFC Disclosure Schedule, FLFC does not possess and has not conducted or arranged for the conduct of any environmental studies, reports, analyses, tests or monitoring during the past ten (10) years with respect to any properties currently or formerly owned or leased by FLFC or any FLFC Subsidiary or any Participation Facility. FLFC has delivered to USB true and complete copies and results of any and all such schedules, reports, analyses, tests or monitoring.

                  4.9.4    Except  as set  forth  in  Section  4.9.4 of the FLFC
Disclosure Schedule, no real property currently or formerly owned or leased by FLFC or any FLFC Subsidiary, no Loan Property, and no Participation Facility meets the statutory criteria of an "Establishment" as such term is defined pursuant to the Connecticut Transfer Act, Connecticut General Statutes Section 22a-134 et seq. No condition exists at any real property currently or formerly owned or leased by FLFC or any FLFC Subsidiary, any Loan Property or any Participation Facility that would require investigation, remediation, or
post-remediation  or  natural  attenuation   monitoring  under  the  Connecticut
Department of Environmental Protection's Remediation Standard Regulations, Regulations of Connecticut State Agencies Sections 22a-133k-1 et seq.

         4.10     Tax Matters.
                  -----------

                  4.10.1 FLFC and each FLFC Subsidiary (taking into account any extension of time within which to file which has not expired) has timely filed all Tax Returns required by applicable law to be filed by them in respect of all applicable Taxes required to be paid through the date hereof and will timely file any such Tax Returns required to be filed prior to the Effective Time with respect to Taxes required to be paid through the Effective Time. FLFC and each FLFC Subsidiary have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods ending on or prior to the Effective Time. Neither FLFC nor any FLFC Subsidiary will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, except as disclosed in Section 4.10.1 of the FLFC Disclosure Schedule, no audit, examination or deficiency or refund litigation with respect to any Tax Returns filed by FLFC or any FLFC Subsidiary is pending or threatened and there is no basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed.

                  4.10.2 FLFC and each FLFC Subsidiary has withheld and paid all Taxes required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

                  4.10.3 All Tax Returns filed by FLFC and its Subsidiaries are complete and accurate in all material respects. Neither FLFC nor any FLFC Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge, or has requested any extension of time within which to file any Tax Returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section 4.10.3 of the FLFC Disclosure Schedule, the Tax Returns of FLFC and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against FLFC or any FLFC Subsidiary as a result of such examinations or otherwise which have not been settled and paid. Except as set forth in Section 4.10.3.1 of the FLFC Disclosure Schedule, the Tax Returns of FLFC and its Subsidiaries filed within six years prior to the date of this Agreement have not been examined by the applicable tax authorities. There are currently no agreements in effect with respect to FLFC or any FLFC Subsidiary to extend the period of limitations for the assessment or collection of any Tax and no power of attorney has been granted by FLFC and its Subsidiaries with respect to any Tax matter currently in force. No claim has ever been made by an authority in a jurisdiction where FLFC or its subsidiaries do not file Tax Returns that FLFC or its Subsidiaries are or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of FLFC or its Subsidiaries.

                  4.10.4 Except as set forth in Section 4.10.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss.162(m) (or any corresponding provision of state, local or foreign Tax law). Neither FLFC nor any FLFC Subsidiary has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of FLFC and any FLFC Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Neither FLFC nor any FLFC Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Except as set forth in Section 4.10.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLFC or a FLFC Subsidiary) or (B) has any Liability for the Taxes of any Person (other than FLFC or any FLFC Subsidiary) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  4.10.5 Except as set forth in Section 4.10.5 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by FLFC or any FLFC Subsidiary (nor does FLFC have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. Neither FLFC nor any FLFC Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

                  4.10.6 As used in this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, highway, estimated or other tax of any kind whatsoever, including any interest, penalties or addition thereto, whether disputed or not, imposed by any government or quasi-government authority; and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  4.10.7 Neither FLFC nor any FLFC Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in party by Code ss.355 or Code ss.361.

                  4.10.8 Neither FLFC nor any FLFC Subsidiary owns an interest that is on the Closing Date treated as a partnership for purposes of Subchapter K of the Code, a "controlled foreign corporation" within the meaning of Code section 957, a "passive foreign  investment  company" within the meaning of Code section 1297, or any other entity that under the Code allocates items of income, gain, deduction and expense among its owners whether or not distributed.

         4.11 Legal Proceedings. Except as set forth in Section 4.11 of the FLFC
              -----------------
Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of FLFC or any FLFC Subsidiary, threatened against FLFC or any FLFC Subsidiary or against any asset, interest or right of FLFC or any FLFC Subsidiary, or to the best of FLFC's knowledge, against any officer, director or employee of any of them, and neither FLFC nor any FLFC Subsidiary is a party to any order, judgment or decree.

         4.12     Compliance with Laws.
                  --------------------

                  4.12.1   Each  of  FLFC  and  the  FLFC  Subsidiaries  has all
material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of FLFC, no suspension or cancellation of any of the same is threatened.

                  4.12.2 Except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to the best of its knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of FLFC, FLFC along with its executive officers and directors is not in violation of any Securities Laws; and neither FLFC nor any FLFC Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that FLFC or any FLFC Subsidiary is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Neither FLFC nor any FLFC Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies), and, except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, none of them has received any written communication requesting that it enter into any of the foregoing. Since December 31, 2008, no regulatory agency has initiated any proceeding or, to the best knowledge of FLFC, investigation into the business or operations of FLFC or any FLFC Subsidiary. Except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, FLFC has not received any objection from any regulatory agency to FLFC's response to any violation, criticism or exception with respect to any report or statement relating to any examination of FLFC or any of the FLFC Subsidiaries.

         4.13 Certain  Information.  None of the information supplied by FLFC or
              --------------------
FNB relating to FLFC and its Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FLFC, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FLFC to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

         4.14     Employee Benefit Plans.
                  ----------------------

                  4.14.1 FLFC has set forth in Section 4.14.1 of the FLFC Disclosure Schedule all FLFC Employee Plans, and FLFC has previously furnished or made available to USB accurate and complete copies of the same together with
(i) Schedule B forms and the actuarial and audited financial reports prepared with respect to any qualified plans for the last two (2) plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last two (2) plan years, (iii) the Summary Annual Report provided to Participants for the last two (2) plan years; and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

                  4.14.2 None of FLFC, any FLFC Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of FLFC's knowledge, any fiduciary of such plan has incurred any liability to the PBGC (except for premiums payable in the ordinary course) or the Internal Revenue Service with respect to any employees of FLFC or any FLFC Subsidiary. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

                  4.14.3 Except as set forth in Section 4.14.3 of the FLFC Disclosure Schedule: (a) neither FLFC nor any FLFC Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA); (b) no liability under Title IV of ERISA has been incurred by FLFC or any FLFC Subsidiary with respect to any FLFC Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("FLFC Defined Benefit Plan") currently or formerly maintained by FLFC or any entity which is considered an affiliated employer with FLFC under
Section 4001(b) (1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied to the extent required by ERISA from time to time; (c) no FLFC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof that has not or will not be funded within the time provided under Section 302(c) (10) of ERISA; (d) the fair market value of the assets of each FLFC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a) (16) of ERISA) under such FLFC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FLFC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FLFC Defined Benefit Plan as of the date hereof; (e) neither FLFC nor any ERISA Affiliate has provided, or is required to provide, security to any FLFC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a) (29) of the Code; (f) neither FLFC nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980; (g) neither FLFC, nor any ERISA Affiliate, nor any FLFC Employee Plan, including any FLFC Defined Benefit Plan, nor any trust created thereunder has engaged in a transaction in connection with which FLFC, any ERISA Affiliate, and any FLFC Employee Plan, including any FLFC Defined Benefit Plan, any such trust or any trustee or administrator thereof, is subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(1) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

                  4.14.4 Except as set forth in Section 4.14.4 of the FLFC Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each FLFC Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "FLFC Pension Plan") which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of FLFC's knowledge, is threatened to be revoked, and FLFC does not know of any ground on which such revocation may be based. Except as set forth in Section 4.14.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of June 30, 2009 under GAAP, which was not reflected on the consolidated statement of financial condition of FLFC at June 30, 2009 included in the FLFC Financial Statements.

                  4.14.5 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any FLFC Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on FLFC under Section 4975 of the Code.

                  4.14.6 Except as specifically identified in Section 4.14.6 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary has any obligations for post-retirement or post-employment benefits under any FLFC Employee Plan that cannot be amended or terminated upon sixty (60) or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each FLFC Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any FLFC Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any FLFC Pension Plan.

                  4.14.7 The FLFC Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  4.14.8 There are no pending or, to the best knowledge of FLFC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the FLFC Employee Plans or any trust related thereto or any fiduciary thereof.

                  4.14.9 Section 4.14.9 of the FLFC Disclosure Schedule sets forth (i) the maximum amount that could be paid to each executive officer of FLFC or any FLFC Subsidiary as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and FLFC Employee Plans currently in effect; and (ii) the estimated "base amount" (as such term is defined in section 280G(b) (3) of the Code) for each such individual calculated as of the date of this Agreement based on estimated 2009 compensation.

                  4.14.10 Except as set forth in Section 4.14.10 of the FLFC Disclosure Schedule, no compensation payable by FLFC or any FLFC Subsidiary to any of their employees under any FLFC Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

                  4.14.11 Except as set forth in Section 4.14.11 of the FLFC Disclosure Schedule, with respect to any FLFC Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a "FLFC Welfare Plan"): (i) each such FLFC Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject FLFC to a tax under Code Section 4976(a); (iii) each and every FLFC Welfare Plan which is a group health plan (as such term is defined in Code Sections 5000(b)(1)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B; and (iv) each such FLFC Welfare Plan (including any such plan covering former employees of FLFC or any FLFC Subsidiary) may be amended or terminated by FLFC or USB on or at any time after the Effective Date without incurring liability thereunder except as required to satisfy the terms of such FLFC Welfare Plan.

         4.15     Certain Contracts.
                  -----------------

                  4.15.1 Neither FLFC nor any FLFC Subsidiary is in default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

                  4.15.2 Except as set forth in Section 4.15.2 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under:

                  (a) any agreement, arrangement, policy or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by FLFC or any FLFC Subsidiary (other than in the case of FNB deposits, Federal Reserve or Federal Home Loan Bank advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by FLFC or any FLFC Subsidiary of any obligation;

                  (b) any agreement, arrangement, policy or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of FLFC or any FLFC Subsidiary;

                  (c) any agreement, arrangement, policy or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of FLFC or any FLFC Subsidiary upon execution of this Agreement or the Bank Merger Agreement or upon or following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement (either alone or in connection with the occurrence of any additional acts or events);

                  (d) any agreement, arrangement, policy or understanding pursuant to which FLFC or any FLFC Subsidiary is obligated to indemnify any director, officer, employee or agent of FLFC or any FLFC Subsidiary;

                  (e) any agreement, arrangement, policy or understanding to which FLFC or any FLFC Subsidiary is a party or by which any of the same is bound which limits the freedom of FLFC or any FLFC Subsidiary to compete in any line of business or with any person;

                  (f) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

                  (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any FLFC Subsidiary in the ordinary course of business) that involves a payment or series of payments of more than $50,000 in any one (1) year from or to FLFC or any FLFC Subsidiary;

                  (h) any agreement, arrangement or understanding any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement; or

                  (i) any other agreement, arrangement or understanding that would be required to be filed as an exhibit to FLFC's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         4.16  Brokers and  Finders.  Except as set forth in Section 4.16 of the
               --------------------
FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         4.17  Insurance.   FLFC  and  each  FLFC  Subsidiary  are  insured  for
               ---------
reasonable amounts with reputable insurance companies against such risks as management of FLFC and any FLFC Subsidiary reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations.
Section 4.17 of the FLFC Disclosure Schedule sets forth all policies of insurance maintained by FLFC or any FLFC Subsidiary as of the date hereof and any claims thereunder in excess of $25,000 since December 31, 2007. Since December 31, 2008, neither FLFC nor any FLFC Subsidiary has received any notice of termination of any such insurance coverage or increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor increased (except for increases in premiums in the ordinary course of business).

         4.18  Properties.  Section 4.18 of the FLFC  Disclosure  Schedule  sets
               ----------
forth  the  street  address  of all  real  property  in  which  FLFC or any FLFC
Subsidiary has an ownership or leasehold interest (specifying, as to each, whether owned or leased) and identifies all properties on which any FLFC Subsidiary operates a bank branch. All real and personal property owned by FLFC or any FLFC Subsidiary or presently used by any of them in its respective business are in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course of business consistent with their past practices. Each of FLFC and each FLFC Subsidiary has good and marketable title free and clear of all material liens, encumbrances,
charges,   defaults  or  equities  (other  than  equities  of  redemption  under applicable foreclosure laws) to all of the properties and assets, real and personal, reflected on the consolidated statement of financial condition of FLFC contained in the FLFC Financial Statements dated June 30, 2009 or acquired, through merger or otherwise, after such date (other than those disposed of for fair value after such date), except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of FLFC contained in the FLFC Financial Statements dated June 30, 2009. Except as disclosed in Section 4.18 of the FLFC Disclosure Schedule, all real and personal property leased or licensed by FLFC or any FLFC Subsidiary are held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, each such real property lease is transferable to USB and no such real property lease will terminate or lapse prior to March 31, 2010.

         4.19 Labor.  No work stoppage  involving FLFC or any FLFC Subsidiary is
              -----
pending or threatened. Neither FLFC nor any FLFC Subsidiary is involved in, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees. Employees of FLFC and the FLFC Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of FLFC's knowledge there have been no efforts to unionize or organize any employees of FLFC or any FLFC Subsidiary.

         4.20 Certain  Transactions.  Neither FLFC nor any FLFC  Subsidiary  has
              ---------------------
been a party to any off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 4.20 of the FLFC Disclosure Schedule.

         4.21 Fairness Opinion.  FLFC has received an opinion from Raymond James
              ----------------
& Associates, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of FLFC pursuant to this Agreement is fair to such shareholders from a financial point of view, and Raymond James & Associates, Inc. has consented to the inclusion of such written opinion in the Proxy Statement.

         4.22     Loan Portfolio.
                  --------------

                  4.22.1 The allowance for possible losses reflected in FLFC's audited consolidated statement of financial condition contained in the FLFC Financial Statements dated June 30, 2009 was, and the allowance for possible losses shown on the balance sheets in FLFC's Securities Documents for dates after June 30, 2009 will be, adequate in all material respects, as of the dates thereof, under GAAP.

                  4.22.2 Section 4.22.2 of the FLFC Disclosure Schedule sets forth a listing, as of August 30, 2009 by account, of: (A) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Impaired" (as contemplated under FAS 114), "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list", or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by FLFC or any FLFC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

                  4.22.3 All loans receivable (including discounts) and accrued interest entered on the books of FLFC and the FLFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FLFC's or the appropriate FLFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are, in all material respects, valid, true and genuine and are what they purport to be, except as set forth in Section 4.22.3 of the FLFC Disclosure Schedule. The loans, discounts and the accrued interest reflected on the books of FLFC and the FLFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in Section 4.22.3 of the FLFC Disclosure Schedule, all such loans are owned by FLFC or the appropriate FLFC Subsidiary free and clear of any liens.

                  4.22.4 All pledges, mortgages, deeds of trust and other collateral documents or security instruments relating to all notes or other evidences of indebtedness referred to in Section 4.22.3 are, in all material respects, valid, true and genuine, and what they purport to be.

         4.23     Required Vote; Inapplicability of Anti-takeover Statutes.
                  --------------------------------------------------------

                  4.23.1 The affirmative vote of the holders of two-thirds of the outstanding shares of FLFC Common Stock outstanding and entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby (including the Bank Merger) on behalf of FLFC.

                  4.23.2 No "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation or provision of FLFC's Certificate of Incorporation or By-Laws is applicable to this Agreement and the transactions contemplated hereby.

         4.24  Material  Interests  of Certain  Persons.  Except as set forth in
               ----------------------------------------
Section 4.24 of the FLFC Disclosure Schedule, no officer or director of FLFC or a FLFC Subsidiary, or any "associate" (as such term is defined in Rule 14a-l under the Exchange Act) of any such officer or director, (i) has any material interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of FLFC or any of the FLFC Subsidiaries, or (ii) is indebted to, or has the right under a line of credit to borrow from, FLFC or any FLFC Subsidiary in an amount greater than $100,000.

         4.25 Joint Ventures.  Section 4.25 of the FLFC Disclosure Schedule sets
              --------------
forth (i) the identities of all Joint Ventures in which FLFC or any FLFC Subsidiary is participating, (ii) a list of agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture,
(iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of FLFC or any FLFC Subsidiary to invest in such Joint Venture.

         4.26  Intellectual  Property.  FLFC and  each  FLFC  Subsidiary  own or
               ----------------------
possess valid and binding licenses and other rights to use without payment of any material amount all material patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer programs and applications (in both source code and object code form) and tangible and intangible proprietary information or material that are used in their businesses ("Intellectual Property"), and all such Intellectual Property is described in Section 4.26 of the FLFC Disclosure Schedule. Neither FLFC nor any FLFC Subsidiary has any material undisclosed liability with respect to (i) the Intellectual Property or (ii) licenses, sublicenses and other agreements as to which FLFC or any FLFC Subsidiary is a party and pursuant to which FLFC or any FLFC Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, or form a part of any FLFC or any FLFC Subsidiary product.

         4.27 Disclosures.  None of the  representations  and warranties of FLFC
              -----------
and FNB or any of the written information or documents furnished or to be furnished by FLFC or FNB to USB in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF USB

         USB represents and warrants to FLFC and FNB that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the

USB Disclosure Schedule delivered by USB to FLFC and FNB on the date hereof. No representation or warranty of USB contained herein shall be deemed untrue or incorrect, and USB shall not be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article V, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the USB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by USB that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the USB Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         5.1      Capital Structure. USB is a Connecticut-chartered savings bank
                  -----------------
in mutual form and, as a result, has no authorized or outstanding capital stock.

         5.2      Organization, Standing and Authority of USB.
                  -------------------------------------------

                  5.2.1 USB is a mutual savings bank duly organized and in legal existence under the laws of the State of Connecticut with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of USB are insured by the FDIC through the DIF to the maximum extent permitted by the FDIA. USB has paid all premiums and assessments required by the FDIC. USB has heretofore delivered or made available to FLFC, true and complete copies of the Certificate of Incorporation and Bylaws of USB as in effect on the date hereof.

                  5.2.2    Set  forth in  Section  5.2.2  of the USB  Disclosure
Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct and indirect USB Subsidiary. Except for (a) capital stock of the USB Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (c) securities and other interests which are set forth in the USB Disclosure Schedule, USB does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each USB Subsidiary that are owned by USB have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned by USB free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. Except as set forth on Section 5.2.2 of the USB Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock or other ownership interests of any USB Subsidiary and there are no agreements, understandings or commitments relating to the right of USB to vote or to dispose of such capital stock or other ownership interests.

                  5.2.3 Organization, Standing and Authority of USB Subsidiaries. Each USB Subsidiary is a corporation, partnership or business trust duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each USB Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. USB is authorized to own each USB Subsidiary under applicable law. USB has heretofore delivered or made available to FLFC and has included as Section 5.2.3 of the USB Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of each USB Subsidiary as in effect as of the date hereof.

         5.3      Authorized and Effective Agreement.
                  ----------------------------------

                  5.3.1 USB has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of USB. This Agreement has been duly and validly executed and delivered by USB and, assuming due authorization, execution and delivery by FLFC and FNB, constitutes the legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by USB, will have been duly and validly executed and delivered by USB and, assuming due authorization, execution and delivery by FLFC and FNB, constitutes the legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.3.2 Neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by USB with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of USB, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of USB pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which USB is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and Board of Director approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to USB.

                  5.3.3 Except for (i) the filing of applications and notices with, and the consents and approvals, as applicable, of the Bank Regulators,
(ii) the filing of certificates of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the Secretary of State of the State of Connecticut pursuant to the CBCA in connection with the Merger, and (iii) the filing of a copy of the Bank Merger Agreement and the approval of the commissioner of the Department with the Connecticut Secretary of the State in connection with the Bank Merger pursuant to the Connecticut Revised Nonstock Corporation Act and other applicable law, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of USB in connection with the execution and delivery of this Agreement or the Bank Merger Agreement, the consummation of the Merger by Acquisition Corporation, and the consummation of the Bank Merger by USB.

                  5.3.4 As of the date hereof, USB is not aware of any reasons relating to USB why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         5.4      Financial Statements.

                  5.4.1 USB has previously delivered or made available to FLFC accurate and complete copies of the USB Financial Statements which, in the case of audited USB Financial Statements, are accompanied by the audit reports of its independent public accountants. The USB Financial Statements have been prepared in accordance with GAAP and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of USB and the USB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

                  5.4.2    Each of the USB Financial  Statements  referred to in
Section 5.4.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim USB Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of USB have been conducted in accordance with generally accepted auditing standards. The books and records of USB and the USB Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of USB and its Subsidiaries. The minute books of USB and each USB Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Trustees (including all committees) authorized at such meetings held or taken since December 31, 2006 through the date of this Agreement.

                  5.4.3 At the date of each balance sheet included in the USB Financial Statements, USB did not have any liabilities, obligations or loss contingencies of any nature

(whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such USB Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.5 Material Adverse Change. Since December 31, 2008 to the date hereof
             -----------------------
(i) USB has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the incurrence of expenses in connection with the transactions contemplated hereby), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on USB.

         5.6  Certain  Information.  None  of the  information  supplied  by USB
              --------------------
relating to USB and its Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FLFC, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         5.7  Legal  Proceedings. Except as set forth in Section  5.7 of the USB
              ------------------
Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of USB, threatened against USB or against any asset, interest or right of USB, or against any officer, director or employee of any of them, and USB is not a party to any order, judgment or decree.

         5.8  Compliance with Laws.
              --------------------

                  5.8.1 USB has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of USB, no suspension or cancellation of any of the same is threatened.

                  5.8.2 Except as set forth in Section 5.8.2 of the USB Disclosure Schedule, USB is not in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to its knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking
(including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations),  or in default  with  respect to any order,  writ,  injunction  or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of USB, USB along with its executive officers and directors, is not in violation of any Securities Laws; and USB has not received any written notice or communication from any federal, state or local governmental authority asserting that USB is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. USB is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks), and it has not received any written communication requesting that it enter into any of the foregoing. Since December 31, 2008 no regulatory agency has initiated any proceeding or, to the best knowledge of USB, investigation into the business or operations of USB. USB has not received any objection from any regulatory agency to USB's response to any violation, criticism or exception with respect to any report or statement relating to any examination of USB.

                  5.8.3 Certain Transactions. USB has not been a party to any off-balance sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 5.8.3 of the USB Disclosure Schedule.

                  5.8.4    Absence of Certain Changes or Events.

                           (a) Except as set forth in  Section  5.8.4 of the USB
Disclosure Schedule, since December 31, 2008, there has not been:

                           (1) to the  best of  USB's  knowledge,  any  material
adverse change in the business, operations, properties, assets or financial condition to USB and no fact or condition exists which USB believes will cause such a material adverse change in the future;

                           (2) to the best of  USB's  knowledge,  any loss  (for
purposes of this subsection 5.8.4(a)(2), "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of USB (whether or not covered by insurance);

                           (3)  any  change  in  any  method  of  accounting  or
accounting practice of USB; or

                           (4)  any  material  change  to any  of  the  employee
benefit plans provided by USB to its employees.

                  5.8.5    Environmental Matters. Except as set forth in Section
5.8.5 of the USB Disclosure Schedule:

                           (a) To the best  knowledge  and belief of USB, USB is
in material compliance, and has in the last three years been in material compliance, with all Environmental

Laws, except where such noncompliance or violations could not reasonably be expected to have a Material Adverse Effect on USB.

                           (b) There is no suit,  claim,  action  or  proceeding
pending before any court or Governmental Entity (and, to the best of USB's knowledge, no basis exists for the assertion or commencement thereof) in which USB has been named as defendant(s) for alleged noncompliance with any Environmental Law or relating to contamination or the release of Materials of Environmental Concern at or on a site presently or formerly owned, leased, or operated by USB or to USB's knowledge, on a site with respect to which USB has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on USB taken as a whole.

                  5.8.6 Insurance. USB is insured for reasonable amounts with reputable insurance companies against such risks as management of USB reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations. Since December 31, 2008, USB has not received any notice of termination of any such insurance coverage nor has USB any reason to believe that any such insurance coverage will be terminated.

                  5.8.7 CRA Rating. USB was rated "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. USB has not received any notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         5.9 Brokers and Finders. Neither USB nor any of its trustees,  officers
             -------------------
or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         5.10 Disclosures.  None of the representations and warranties of USB or
              -----------
any of the written information or documents furnished or to be furnished by USB to FLFC in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         5.11  Financial  Ability.  As of the date of the  Agreement USB has the
               ------------------
financial ability and on the Effective Date and through the date of payment of the aggregate amount of cash payable pursuant to Article III hereof, USB or Acquisition Corporation will have the funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to holders of FLFC Common Stock and Options pursuant to Section 3.3 hereof.

         5.12  Employee Benefit Plans.
               ----------------------

                  5.12.1 USB has set forth in Section 5.12.1 of the USB Disclosure Schedule all USB Employee Plans, and USB has previously furnished or made available to FLFC accurate and complete copies of the same together with
(i) Schedule B forms and the actuarial and audited financial reports prepared with respect to any qualified plans for the last two (2) plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last two (2) plan years, (iii) the Summary Annual Report provided to Participants for the last two (2) plan years; and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

                  5.12.2 None of USB, any USB Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of USB's knowledge, any fiduciary of such plan has incurred any liability to the PBGC (except for premiums payable in the ordinary course) or the Internal Revenue Service with respect to any employees of USB or any USB Subsidiary. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

                  5.12.3 Except as set forth in Section 5.12.3 of the USB Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each USB Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "USB Pension Plan") which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of USB's knowledge, is threatened to be revoked, and USB does not know of any ground on which such revocation may be based. Except as set forth in Section 5.12.3 of the USB
Disclosure Schedule, neither USB nor any USB Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of June 30, 2009 under GAAP, which was not reflected on the consolidated statement of financial condition of USB at June 30, 2009 included in the USB Financial Statements.

                  5.12.4 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any USB Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on USB under Section 4975 of the Code.

                  5.12.5 To the best knowledge of USB, the USB Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  5.12.6 There are no pending or, to the best knowledge of USB, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the USB Employee Plans or any trust related thereto or any fiduciary thereof.

                                   ARTICLE VI

                            COVENANTS OF FLFC AND FNB

         6.1      Conduct of Business.

                  6.1.1 Affirmative Covenants. Except with the written consent of USB, during the period from the date of this Agreement to the Effective Time FLFC will operate its business, and it will cause each of the FLFC Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use its reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of the employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; and voluntarily take no action which would or be reasonably likely to (i) adversely affect the ability of FLFC or FNB to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby or under the Bank Merger Agreement or increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement or the Bank Merger Agreement;

                  6.1.2 Negative Covenants. FLFC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement and except to the extent required by law or regulation or any Governmental Entity, or consented to by USB in writing, FLFC will not, and will cause each of the FLFC Subsidiaries not to:

                  (a) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

                  (b) change the number of shares of its authorized capital stock;

                  (c) issue any capital stock or issue or grant any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of FLFC or any of the FLFC Subsidiaries, or any securities convertible into shares of such stock; except that FLFC may issue shares of FLFC Common Stock or permit treasury shares to become outstanding to satisfy currently outstanding Company Restricted Stock awards and in accordance with the terms of the FLFC Stock Plan described in Section 4.1 hereof;

                  (d) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                  (e) declare or pay any dividends or other distributions with respect to FLFC Common Stock;

                  (f) enter into or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or except as set forth in
Section 6.1.2(f) of the FLFC Disclosure Schedule;

                  (g) incur any liabilities or obligations (excluding customer deposit accounts and retail repurchase agreements) in excess of $50,000 individually or $250,000 in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

                  (h) make any capital expenditures (excluding third party leasing transactions through First Litchfield Leasing Corporation consistent with past practice) in excess of $50,000 individually or $250,000 in the aggregate, except pursuant to binding commitments existing on the date hereof and as set forth in Section 6.1.2(h) of the FLFC Disclosure Schedule and except for expenditures reasonable and necessary to maintain assets in good repair;

                  (i) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed in
Section 6.1.2(i) of the FLFC Disclosure Schedule, make any new loan (including leasing transactions) or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with and approval from USB's Chief Lending Officer, which approval shall be deemed to be given unless USB provides written objection to FLFC or the FLFC Subsidiary by the end of the third Business Day after USB receives a written request from FLFC or the FLFC Subsidiary for approval:

                           (i) residential first mortgage loan in excess of $500,000;
                           (ii) owner occupied and/or "under contract" residential construction loan in excess of $500,000;
                           (iii) commercial and industrial loan in excess of $250,000;
                           (iv) commercial real estate loan in excess of $1,000,000 for owner-occupied and in excess of $500,000 for non-owner occupied;
                           (v)      commercial  construction  loan in  excess of
                                    $500,000;
                           (vi) consumer loan (including home equity loan) in excess of $250,000 for secured and in excess of $25,000 unsecured;
                           (vii) residential development, acquisition, and construction loan in excess of $250,000;
                                    (viii)  renewal of existing  lines of credit
                                    to OAEM or higher risk rating; and
                           (ix) loans of new monies to borrowers or borrowing relationships with OAEM-rated credits or higher shall not be made in any amount.

                  (j) (i) grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 3% without prior consultation with and approval from USB's Senior Vice President of Human Resources; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date hereof and set forth on Schedule 6.1.2(j)(i) of the FLFC Disclosure Schedule without prior consultation with and approval from USB; grant any increases in compensation or bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and bonuses that are reasonable and necessary to compensate FLFC or FNB employees in lieu of option grants between the date hereof through the Effective Date, in consultation with the Senior Vice President of Human Resources of USB; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in
Section 6.1.2(j)(i) of the FLFC Disclosure Schedule, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to any FLFC Employee Plan not in the ordinary course of business consistent with past practice; or make any contributions to FLFC's Employee Stock Ownership Plan (the "ESOP") other than as required by the terms of the ESOP currently in effect on the date hereof; or

                           (ii) increase the number of (A) non-officer personnel
employed by FLFC or any FLFC Subsidiary over the staffing level previously authorized as set forth in Section 6.1.2(j)(ii) of the FLFC Disclosure Schedule, or (B) officers employed by FLFC or any FLFC Subsidiary over the number of such officers currently so employed, without the prior consent of USB's Senior Vice President of Human Resources.

                  (k) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                  (l) make any equity investment or commitment to make such an investment in real estate or in any real estate development project including foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring;

                  (m) subject to Section 6.10 hereof, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other Person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

                  (n)      make   any  change  in  its  accounting   methods  or
practices, except changes as may be required by GAAP or by law or regulatory requirements;

                  (o)      enter   into  any   off-balance   sheet   transaction
involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

                  (p) except for commitments outstanding as of June 30, 2009 invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new Joint Venture;

                  (q)      except  as set forth in Section  6.1.2(q) of the FLFC
Disclosure Schedule, make any material change in policies in existence as of the date of this Agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

                  (r) waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which FLFC or any FLFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (s) purchase any debt securities or any equity securities, or purchase any security for its investment portfolio, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities;

                  (t)      enter   into,   renew, extend   or   modify any other
transaction with any Affiliate;

                  (u) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

                  (v) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement, take any action that would give rise to an acceleration of the right to payment to any individual under any FLFC Employee Plan;

                  (w) without the prior consultation and consent of USB's Chief Financial Officer, sell any participation interest in any existing or newly originated loan other than as permitted under Section 6.1.2(i), or acquire a participation in any loan except as set forth in and subject to the restrictions of Section 6.1.2(i) hereof;

                  (x) enter into any new or depart from any existing line of business;

                  (y) without prior consultation with USB's Chief Financial Officer, increase or decrease the rate of interest paid on deposits, except within 25 basis points of rates paid by USB for comparable deposits;

                  (z) take any action that (i) would, or is reasonably likely to, prevent or impede the Merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Code or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article IX not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation; or

                  (aa) elect to participate in, or fail to opt out of participation in, the Transaction Account Guarantee Program established by the FDIC or any other similar program; or

                  (bb)     agree to do any of the foregoing.

         6.2  Current  Information.  During  the  period  from  the date of this
              --------------------
Agreement to the Effective Time, FLFC will cause one or more of its representatives to confer with representatives of USB and report on the general status of its ongoing operations at such times as USB may reasonably request, which reports shall include, but not be limited to, discussion of the possible termination by FLFC or FNB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal and real property leases and software licenses used by FLFC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with transactions contemplated by this Agreement, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that FLFC shall not be obligated to take any such action prior to the Effective Time and, unless FLFC otherwise agrees, no conversion shall take place prior to the Effective Time. FLFC will promptly notify USB of any material change from the normal course of the business of FLFC or any FLFC Subsidiary or in the operation of the properties of FLFC or any FLFC Subsidiary and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving FLFC or any FLFC Subsidiary. With respect to such events, FLFC will also provide USB such information as USB may reasonably request from time to time. Within fifteen (15) calendar days after the end of each month, FLFC will deliver to USB an unaudited consolidated balance sheet and an unaudited consolidated statement of operations, without related notes, for such month prepared in accordance with FLFC's current financial reporting practices.

         6.3  Access to  Properties  and  Records.  In order to  facilitate  the
              -----------------------------------
consummation of the Merger and the Bank Merger and the integration of the business and operations of the parties, subject to Section 12.1 hereof and subject to applicable laws relating to exchange of information, FLFC will permit USB and its officers, employees, counsel, accountants and other authorized representatives, access, upon reasonable notice, to its personnel and properties and those of the FLFC Subsidiaries, and shall disclose and make available to USB during normal business hours throughout the period prior to the Effective Time all of the books, papers and records of FLFC or any FLFC Subsidiary relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which USB may have a reasonable interest; provided, however, that FLFC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. FLFC shall provide and shall request its auditors to provide USB with such historical financial information regarding FLFC and any FLFC Subsidiary (and related audit reports and consents) as USB may reasonably request for securities disclosure purposes. USB shall use reasonable efforts to minimize any interference with FLFC's and any FLFC Subsidiary's regular business operations during any such access to

FLFC's or any FLFC Subsidiary's personnel, property, books or records. FLFC and its Subsidiaries shall permit USB, at USB's expense, to cause so-called "Phase I Environmental Site Assessments" and/or "Phase II Environmental Site Assessments" to be performed at any physical location owned or operated by FLFC or any FLFC Subsidiary and, to the extent FLFC or the applicable FLFC Subsidiary has the contractual right to do so, at any Loan Property or Participation Facility.

         6.4      Financial and Other Statements.
                  ------------------------------

                  6.4.1 Promptly upon receipt thereof, FLFC will furnish to USB copies of each annual, interim or special audit of the books of FLFC and the FLFC Subsidiaries made by its independent accountants and/or its internal auditors and copies of all internal control reports submitted to FLFC by such accountants and/or internal auditors in connection with each annual, interim or special audit of the financial statements of FLFC and the FLFC Subsidiaries made by such accountants and/or internal auditors.

                  6.4.2 As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, FLFC will deliver to USB any and all Securities Documents filed by it with the SEC under the Securities Laws. As soon as practicable, FLFC will furnish to USB copies of all such financial statements and reports as it or any FLFC Subsidiary shall send to its shareholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby.

                  6.4.3 FLFC will advise USB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of FLFC or any of the FLFC Subsidiaries.

                  6.4.4 FLFC will promptly furnish to USB such additional financial data as USB may reasonably request, including without limitation, detailed routine monthly loan reports and other reports that FLFC routinely produces.

         6.5 Maintenance of Insurance.  FLFC shall maintain, and shall cause its
             ------------------------
Subsidiaries to maintain, such insurance in such amounts as are reasonable to cover such risks management of FLFC and any FLFC Subsidiary reasonably has determined to be prudent and as are customary in relation to the character and location of its and their respective properties and the nature of its and their respective businesses consistent with past practices.

         6.6  Disclosure  Supplements.  From time to time prior to the Effective
              -----------------------
Time, FLFC and FNB will promptly supplement or amend the FLFC Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FLFC Disclosure Schedule or which is necessary to correct any information in such FLFC Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any FLFC Disclosure Schedule shall be deemed to be an admission by FLFC or FNB that such FLFC Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such FLFC Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants for the purpose of determining satisfaction of the conditions set forth in
Article IX.

         6.7  Consents  and  Approvals  of Third  Parties.  FLFC  shall  use all
              -------------------------------------------
reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement. Without limiting the generality of the foregoing, FLFC shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

         6.8 Reasonable Best Efforts. Subject to the terms and conditions herein
             -----------------------
provided, FLFC shall use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement.

         6.9 Failure to Fulfill  Conditions.  In the event that FLFC  determines
             ------------------------------
that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will immediately so notify USB.

         6.10  Acquisition  Proposals.  (a)  From  and  after  the  date of this
               ----------------------
Agreement and until the termination of this Agreement, FLFC agrees that neither it nor any of FLFC's Subsidiaries shall, and that it shall direct and use its best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. FLFC further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent FLFC or its Board of Directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the FLFC Board of Directors receives from the Person so requesting such information an executed confidentiality agreement substantially similar to that entered into with USB; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of FLFC, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the FLFC Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and (ii) the FLFC Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is at least as reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, would result in a transaction more favorable to FLFC's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by FLFC in compliance with this Section 6.10 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." FLFC agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. FLFC agrees that it will notify USB immediately (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with FLFC or any of its representatives after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep USB informed of any material developments with respect thereto immediately upon the occurrence thereof.

(b) In the event that the Board of Directors of FLFC determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a Superior Proposal, it shall notify USB in writing of its intent to terminate this Agreement in order to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the material terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. USB shall have five Business Days to evaluate and respond to FLFC's notice. If USB notifies FLFC in writing prior to the expiration of the five Business Day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the "USB Proposal"), then FLFC shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by USB shall specify the new Merger Consideration. FLFC shall have five Business Days to evaluate the USB Proposal.

(c) In the event the Superior Proposal involves consideration to FLFC's shareholders consisting of securities, in whole or in part, a USB Proposal shall be deemed to be at least equal to the Superior Proposal, if the USB Proposal offers Merger Consideration that equals or exceeds the consideration being offered to FLFC's shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 30 trading days immediately preceding the date of the USB Proposal, or (b) the written valuation of such securities by a nationally recognized investment banking firm selected if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an exhibit to the USB Proposal.

(d) In the event that the Board of Directors of FLFC determines in good faith, upon the advice of its financial advisor and outside counsel, that the USB Proposal is not at least equal to the Superior Proposal, FLFC can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to FLFC's shareholders of, the Superior Proposal as provided in Section 11.1.11.

         6.11 Board of Directors and Committee  Meetings.  FLFC shall provide to
              ------------------------------------------
USB (a) notice of any and all regular and special meetings of the Board of Directors and all Committees of FLFC or FNB, which notice shall be no less timely than the notice required to be provided to FLFC's or FNB's directors, and
(b) at such time as customarily provided to FLFC's and FNB's directors, copies of all written materials (i) accompanying any such notices, (ii) presented to the participants of any and all such meetings, and (iii) copies of drafts of meeting minutes and credit memoranda produced with respect to such meeting excluding, however, any materials pertaining to USB, the transactions contemplated by this Agreement, and any third party proposal to acquire a controlling interest in FLFC or FNB.USB shall be entitled to send one representative to observe, but not participate as a voting member in, all such meetings provided he/she shall not be allowed to observe any discussions regarding the transactions contemplated by this Agreement, and any third party proposal to acquire a controlling interest in FLFC or FNB.

         6.12  Reserves and  Merger-Related  Costs.  On or before the  Effective
               -----------------------------------
Time, FLFC shall use its reasonable best efforts in good faith to establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of FLFC and FNB to those of USB (as such practices and methods are to be applied to FLFC and FNB from and after the Closing Date) and USB's plans with respect to the conduct of the business of FLFC and FNB following the Merger and otherwise to reflect Merger-related expenses and costs incurred by FLFC, provided, however, that FLFC shall not be required to take such action unless USB agrees in writing that all conditions to Closing set forth in Article IX have been satisfied or waived (including the expiration of any applicable waiting periods but excluding the delivery of certificates and other documents to be delivered at the Closing); prior to the delivery by USB of the writing referred to in the preceding clause, FLFC shall, upon USB's request, provide USB a written statement that the representation made in Section 4.22.1, hereof with respect to FLFC's allowance for possible loan losses is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by FLFC or any FLFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute a breach of this Agreement within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by FLFC pursuant to this Section
6.12 if, in the opinion of FLFC's independent auditors, such action would contravene GAAP.

         6.13     Transaction Expenses of FLFC.
                  ----------------------------

                  6.13.1 For planning purposes, FLFC shall, within thirty (30) days from the date hereof, provide USB with FLFC's estimated budget of transaction-related expenses reasonably anticipated to be payable by FLFC in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. FLFC shall promptly notify USB if or when it determines that it expects to exceed its budget.

                  6.13.2 Promptly after the execution of this Agreement, FLFC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. FLFC shall accrue and/or pay all of such amounts that are actually due and owing as soon as possible.

                  6.13.3 FLFC shall advise USB monthly of all out-of-pocket expenses that FLFC has incurred in connection with the transactions contemplated by this Agreement (including the Bank Merger).


                                   ARTICLE VII

                                COVENANTS OF USB

         7.1  Disclosure  Supplements.  From time to time prior to the Effective
              -----------------------
Time, USB will promptly supplement or amend the USB Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such USB Disclosure Schedule or which is necessary to correct any information in such USB Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any USB Disclosure Schedule shall be deemed to be an admission by USB that such USB Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such USB Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants the purpose of determining satisfaction of the conditions set forth in Article IX.

         7.2  Consents  and  Approvals  of  Third  Parties.  USB  shall  use all
              --------------------------------------------
reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         7.3 Reasonable Best Efforts. Subject to the terms and conditions herein
             -----------------------
provided, USB agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate during the first calendar quarter of 2010 or as soon thereafter as practicable and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement.

         7.4  Failure to Fulfill  Conditions.  In the event that USB  determines
              ------------------------------
that a condition to its obligation to complete the Merger or the Bank Merger Agreement cannot be fulfilled and that it will not waive that condition, it will immediately so notify FLFC.

         7.5  Acquisition  Corporation  Organizational  Documents.  Prior to the
              ---------------------------------------------------
Effective Time, Acquisition Corporation will be a corporation duly organized and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as then conducted and shall be duly licensed or qualified to do business and be in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Promptly following the organization of Acquisition Corporation, the Board of Directors thereof shall approve this Agreement and the transactions contemplated hereby, and USB shall cause Acquisition Corporation to execute and deliver an appropriate instrument of accession to this Agreement, whereupon Acquisition Corporation shall become a party to, and be bound by, this Agreement.

         7.6      Employees and Employee Benefits.
                  -------------------------------

                  7.6.1 USB anticipates offering employment to all employees of FNB, subject to review of personnel files and such employment criteria for particular positions as USB customarily applies, following the Effective Time.

                  7.6.2 Each employee of FNB who remains employed by USB following the Effective Time (each, a "Continuing Employee") shall be entitled to participate, at the option of USB, in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans of FLFC that USB may continue for the benefit of Continuing Employees following the Effective Time, and (ii) whatever employee benefit plans and other compensation and benefit plans that USB may maintain for the benefit of its similarly situated employees, if such Continuing Employee is not otherwise then participating in a similar plan under subsection (i).

                  Each Continuing Employee shall be credited with service as a FNB employee for purposes of determining his or her status under USB's policies with respect to vacation, sick and other leave. With respect to the USB defined benefit pension plan, each Continuing Employee shall be credited with hours of service as a FNB employee for the prior employment period with FNB in order to determine when the employee would be eligible to participate in the plan, but not for purposes of calculating benefits under the plan. With respect to the USB defined contribution plan, each Continuing Employee shall be eligible to participate, but will not be credited with prior years of service as a FNB employee for purposes of vesting. With respect to any USB plan which is a health, life or disability insurance plan, each Continuing Employee shall not be subject to any pre-existing condition limitation for conditions covered under such plans and each such plan which provides health insurance benefits. Nothing herein shall limit the ability of USB to amend or terminate any of the USB Employee Plans in accordance with their terms at any time.

                  After the Effective Time, USB may in its discretion maintain, terminate, merge or dispose of any FLFC Employee Plan; provided however, that any action taken by USB shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee benefit plan benefits.

                  USB assumes all obligations under deferred compensation plans of FLFC or any FLFC Subsidiary but shall have the right to terminate such plans following the Effective Time.

                  7.6.3 Section 7.6.3 of the FLFC Disclosure Schedule contains all employment and change of control, severance and similar agreements, arrangements, policies or programs with any employee or director of FLFC or any FLFC Subsidiary ("Benefit Agreements"). USB shall honor the terms of all Benefit Agreements unless USB and the affected employee, officer or director shall agree otherwise.

         7.7      Directors and Officers Indemnification and Insurance.
                  ----------------------------------------------------

                  7.7.1    USB  shall  maintain  in  effect  for six  (6)  years
following the Effective Time, the current directors' and officers' liability insurance policies maintained by FLFC and the FLFC Subsidiaries (provided, that USB may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time. In connection with the foregoing, FLFC agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims. Alternatively, USB may purchase "tail coverage" for a period of six (6) years following the Effective Time for FLFC's and FLFC Subsidiaries' current directors and officers, which coverage in amount and scope, and containing terms and conditions, which are not less favorable than FLFC's current policy. The foregoing notwithstanding, in no event shall USB be required to expend on tail coverage in excess of $200,000 and if the annual premium exceeds such amount, USB shall provide the maximum amount of coverage that can be obtained for such amount.

         7.7.2 From and after the Effective Time, USB shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, a director of FLFC or FNB (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of USB, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director of FLFC or a FLFC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), as provided under applicable state or federal law and under FLFC's Certificate of Incorporation and Bylaws. USB shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated or determined not to be entitled to indemnification.

                                  ARTICLE VIII

                          REGULATORY AND OTHER MATTERS

         8.1      FLFC Special Meeting.
                  --------------------

         FLFC will, in accordance with applicable law and FLFC's Certificate of Incorporation and Bylaws, (i) as promptly as reasonably practicable take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "FLFC Shareholders Meeting") for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in FLFC's and USB's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of FLFC as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders and oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated herein (including the Bank Merger), and (iii) cooperate and consult with USB with respect to each of the foregoing matters. Except with the prior approval of USB, no other matters shall be submitted for approval of the FLFC shareholders at the FLFC Shareholders Meeting.

         8.2      Proxy Statement.
                  ---------------

                  8.2.1 For the purposes of holding the FLFC Shareholders Meeting, FLFC shall draft and prepare, and USB shall cooperate in the preparation of, a proxy statement or statements satisfying all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement in the form mailed by FLFC to the FLFC shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement"). FLFC shall file the Proxy Statement with the SEC in accordance with its Regulation 14A under the Exchange Act. FLFC shall upon expiration of the period of time within which the SEC may comment on the preliminary Proxy Statement or upon satisfaction of any SEC comments, thereafter promptly mail the Proxy Statement to its shareholders.

                  8.2.2 USB shall provide FLFC with any information concerning USB that FLFC may reasonably request in connection with the drafting and preparation of the Proxy Statement, and FLFC shall notify USB promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to USB promptly copies of all correspondence between FLFC or any of its representatives and the SEC. FLFC shall give USB and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC and shall give USB and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of USB and FLFC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of FLFC Common Stock entitled to vote at the FLFC Shareholders Meeting at the earliest practicable time.

                  8.2.3 USB and FLFC each shall promptly notify the other party if at any time either of them, respectively, becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact about themselves required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, USB shall cooperate with FLFC in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission, and FLFC shall mail an amended Proxy Statement to FLFC's shareholders.

         8.3 Intentionally Omitted.
             ---------------------

         8.4 Regulatory Approvals. Each of FLFC, FNB and USB will cooperate with
             --------------------
the other and use all reasonable  efforts to prepare and file within  forty-five
(45) days of execution of this Agreement all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger and the Bank Merger. FLFC and USB will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement and any application, petition or any other statement or application made by or on behalf of USB, FLFC or FNB to any Governmental Entity in connection with the Merger, the Bank Merger, and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, USB, FLFC and FNB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity prior to its filing.

         8.5 Compliance  with  Anti-Trust  Laws.  Each of USB and FLFC shall use
             ----------------------------------
reasonable best efforts in good faith to resolve objections, if any, which may be asserted with respect to the Merger under anti-trust laws. In the event a suit is threatened or instituted challenging the Merger as violative of anti-trust laws, each of USB and FLFC shall use reasonable best efforts in good faith to avoid the filing of, or resist or resolve such suit, USB and FLFC shall use reasonable best efforts in good faith to take such action as may be required: (a) by the FRB, the Connecticut Banking Commissioner, and the Antitrust Division of the DOJ or the United States Federal Trade Commission in order to resolve such objections as any of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts in good faith shall not include, among other things and only to the extent USB so desires, the willingness of USB to accept an order agreeing to the divestiture, or the holding separate, of any assets of USB or FLFC.

         8.6 Execution of Bank Merger  Agreement.  Prior to the Effective  Time,
             -----------------------------------
FNB and USB each shall execute and deliver the Bank Merger Agreement, substantially in the form attached hereto as Exhibit A.
                                             ---------

         8.7 Redemption.  FLFC shall use its best efforts to immediately  before
             ----------
or contemporaneously with Closing: (i) redeem at par value the trust preferred securities issued in

2003 by FLFC's subsidiary First Litchfield Statutory Trust I (the "2003 TruPS");
(ii) redeem at par value the trust preferred securities issued in 2006 by FLFC's subsidiary First Litchfield Statutory Trust II (the "2006 TruPS"); (iii) redeem all of the 10,000 outstanding shares of FLFC preferred stock and the warrant to purchase 199,203 shares of FLFC Common Stock issued by FLFC to the United States Department of the Treasury under the United States Department of the Treasury's Troubled Assets Relief Program Capital Purchase Program (the "TARP Obligations") and satisfy all obligations related thereto. Accordingly, FLFC shall use its best efforts, in coordination with USB, to obtain all necessary approvals and non-objections of Governmental Entities and any counter party and third party consents necessary for the foregoing. USB shall advance the funds to FLFC for redemption of any one or more of the foregoing immediately before or contemporaneously with Closing to enable FLFC to effectuate the redemptions.


                                   ARTICLE IX

                               CLOSING CONDITIONS

         9.1 Conditions to Each Party's  Obligations  under this Agreement.  The
             -------------------------------------------------------------
respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

                  9.1.1    Stockholder  Approval. This Agreement shall have been
                           ---------------------
approved by the requisite vote of shareholders of FLFC.

                  9.1.2    Injunctions.  None of the  parties  hereto  shall  be
                           -----------
subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  9.1.3    Regulatory   Approvals.   All  necessary   approvals,
                           ----------------------
authorizations and consents of all Governmental Entities required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Trustees of USB, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of FLFC, FNB and USB or otherwise materially impair the value of FLFC or FNB to USB.

         9.2  Conditions to the  Obligations  of USB under this  Agreement.  The
              ------------------------------------------------------------
obligations of USB under this Agreement shall be further subject to the satisfaction or waiver of the conditions set forth in Sections 9.2.1 through
9.2.6 at or prior to the Closing:

                  9.2.1    Representations  and Warranties.  Except as otherwise
                           -------------------------------
contemplated by this Agreement or consented to in writing by USB, the representations and warranties of FLFC and FNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by USB; provided, however, that (i) in determining whether or not the condition contained in this
Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on FLFC and FNB, taken as a whole; and FLFC shall have delivered to USB a certificate of FLFC to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FLFC as of the Effective Time.

                  9.2.2    Agreements  and  Covenants.  As of the Closing  Date,
                           --------------------------
FLFC and each FLFC Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of FLFC and such FLFC Subsidiary to be performed or complied with by each of them at or prior to the Effective Date under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on FLFC and the FLFC Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and USB shall have received a certificate signed on behalf of FLFC by the Chief Executive Officer and Chief Financial Officer of FLFC to such effect dated as of the Effective Time.

                  9.2.3    Permits,  Authorizations,  Etc.  FLFC  and  the  FLFC
                           ------------------------------
Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by FLFC and the Bank Merger by FNB, the failure to obtain which would have a Material Adverse Effect on FLFC and the FLFC Subsidiaries, taken as a whole.

                  9.2.4    Intentionally Omitted.
                           ---------------------

                  9.2.5    No  Material Adverse Effect.  Since June 30, 2009, no
                           ---------------------------
event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FLFC.

         9.3  Conditions to the  Obligations of FLFC under this  Agreement.  The
              ------------------------------------------------------------
obligations of FLFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing:

                  9.3.1    Representations  and Warranties.  Except as otherwise
                           -------------------------------
contemplated by this Agreement or consented to in writing by FLFC, the representations and warranties of USB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by FLFC; provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.3.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on USB; and USB shall have delivered to FLFC a certificate of USB to such effect signed by the Chief Executive Officer and the Chief Financial Officer of USB as of the Effective Time.

                  9.3.2    Agreements and Covenants. As of the Closing Date, USB
                           ------------------------
shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of USB to be performed or complied with by them at or prior to the Effective Date under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on USB or materially adversely affect consummation of the Merger and other transactions contemplated hereby; and FLFC shall have received a certificate signed on behalf of USB by the Chief Executive Officer and Chief Financial Officer of USB to such effect dated as of the Effective Time.

                  9.3.3    Permits, Authorizations, Etc. Acquisition Corporation
                           ----------------------------
and USB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger by Acquisition Corporation and USB, the failure to obtain which would have a Material Adverse Effect on Acquisition Corporation, USB, and its Subsidiaries, taken as a whole.

                  9.3.4    Payment  of  Merger  Consideration.  USB  shall  have
                           ----------------------------------
delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide FLFC with a certificate evidencing such delivery.


                                    ARTICLE X

                                   THE CLOSING

         10.1 Time and Place.  Subject to the  provisions  of Articles IX and XI
              --------------
hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Hinckley, Allen & Snyder LLP, 20 Church Street, Hartford, Connecticut at 10:00 a.m. on the date determined by USB, in its sole discretion, upon five (5) Business Days prior written notice to FLFC, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which USB and FLFC mutually agree.

         10.2 Deliveries at the Closing. At the Closing there shall be delivered
              -------------------------
(i) to USB and FLFC the certificates and other documents and instruments required to be delivered at the Closing under Article IX hereof and (ii) to the Exchange Agent on behalf of FLFC the Merger Consideration required to be delivered at the Closing under Section 9.3.4 hereof.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to
              -----------
the Closing Date, whether before or after approval of the Merger by the stockholders of FLFC:

                  11.1.1   By the mutual written agreement of USB and FLFC;

                  11.1.2 By either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.1 or 9.3.1, as the case may be, would not be satisfied and such breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by USB to FLFC (or by FLFC to USB) of such breach;

                  11.1.3 By either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.2 or 9.3.2, as the case may be, would not be satisfied and such failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by USB to FLFC (or by FLFC to USB) of such failure;

                  11.1.4 If the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by USB and FLFC; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

                  11.1.5 By either USB or FLFC if (a) the shareholders of FLFC shall have voted at the FLFC Shareholders Meeting on the Agreement and such vote shall not have been sufficient to approve the Agreement; (b) any other party as may be required to vote on the Merger or the Bank Merger shall have voted at a meeting of such party and such vote shall not have been sufficient to approve the Merger or the Bank Merger;

                  11.1.6 By either USB or FLFC (a) if final action has been taken by a Government Entity whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby, which final action (i) has become unappealable and (ii) does not approve or state a non-objection to this Agreement or the Bank Merger Agreement or the transactions contemplated hereby or thereby, (b) if any regulatory authority whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby has stated in writing that it will not issue the required approval or non-objection, or (c) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.7   Intentionally Omitted.

                  11.1.8   By  (a)  FLFC  (provided  that  FLFC  is not  then in
material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of FLFC to consummate the Merger or the Bank Merger, as set forth in
Article IX, cannot be satisfied or fulfilled by June 1, 2010, provided, however, that if required regulatory approvals and non-objections of Governmental Entities have not been received by such date and the parties are acting in good faith to obtain such approvals and non-objections such date shall be automatically extended until September 1, 2010, or (b) either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger or the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by the Termination Date;

                  11.1.9 By USB if (a) at any time prior to the FLFC Shareholder meeting, the FLFC Board of Directors shall have failed for any reason to make its recommendation referred to in Section 8.1, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of USB, or (ii) the FLFC Board of Directors shall have failed for any reason to call, give notice of, convene and hold the FLFC Shareholder Meeting;

                  11.1.10 By USB if a tender offer or exchange offer for 25% or more of the outstanding shares of FLFC Common Stock is commenced (other than by USB), and the FLFC Board of Directors recommends that the shareholders of FLFC tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act;

                  11.1.11 At any time prior to the FLFC Shareholders Meeting, by FLFC in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by FLFC and the FLFC Board of Directors in compliance with Section 6.10 hereof, provided, however, that this Agreement may be terminated by FLFC pursuant to this Section 11.1.11 only after the fifth Business Day following USB's receipt of written notice from FLFC advising USB that FLFC is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, USB does not, in its sole discretion, make an offer to FLFC that the FLFC's Board of Directors determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

         For purposes of this Section 11.1, termination of this Agreement by USB
shall  be  deemed  to  constitute  a  termination   on  behalf  of   Acquisition
Corporation.

         11.2     Effect of Termination.
                  ---------------------

                  11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.1, 11.3, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and (ii) any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2 In recognition of the efforts, expenses and other opportunities foregone by USB while structuring and pursuing the Merger, the parties hereto agree that FLFC shall pay to USB a termination fee of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "FLFC Termination Fee") in the manner and subject to the conditions set forth below only if:

                           (i) this Agreement is terminated by USB pursuant to Section 11.1.9 or 11.1.10;
                           (ii) this Agreement is terminated by (A) USB pursuant to Sections 11.1.2 or 11.1.3, or
                                    (B)  by  either  USB  or  FLFC  pursuant  to
                                    Section  11.1.5(a),  and in the  case of any
                                    termination pursuant to clause (A) or (B) an
                                    Acquisition   Proposal   shall   have   been
                                    publicly announced or otherwise communicated
                                    or made  known to the senior  management  of
                                    FLFC or the FLFC Board of Directors  (or any
                                    Person   shall  have   publicly   announced,
                                    communicated  or made  known  an  intention,
                                    whether  or  not  conditional,  to  make  an
                                    Acquisition  Proposal) at any time after the
                                    date  of this  Agreement  and  prior  to the
                                    taking  of the vote of the  shareholders  of
                                    FLFC  contemplated  by this Agreement at the
                                    FLFC  Shareholder  Meeting,  in the  case of
                                    clause  (B), or the date of  termination  of
                                    this  Agreement,  in the case of clause (A);
                                    or
                           (iii) this Agreement is terminated by FLFC pursuant to Section 11.1.11.

                  In the event the FLFC Termination Fee shall become payable pursuant to Section 11.2.2(i) or (ii), (x) FLFC shall pay to USB an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) on or before the third
Business Day following termination of this Agreement, and (y) if within 18 months after such termination FLFC or a FLFC Subsidiary enters into any agreement with respect to, or consummates, any Acquisition Transaction, FLFC shall pay to USB the FLFC Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Transaction. In the event the FLFC Termination Fee shall become payable pursuant to Section 11.2.2(iii), FLFC shall pay to USB the entire FLFC Termination Fee within three Business Days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 11.2.2 shall be paid by wire transfer of immediately available funds to an account designated by USB.

                  11.2.3 In the event of a termination of this Agreement pursuant to Section 11.1.2 or 11.1.3 hereof resulting from the willful conduct or gross negligence of a party, such party shall be obligated to reimburse the other party for up to Five Hundred Thousand Dollars

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

($500,000) of documented reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Costs"). The payment of Costs is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity or as is contemplated herein. Notwithstanding anything to the contrary herein, if FLFC makes the payment contemplated in
Section 11.2.2 of this Agreement FLFC shall not have any further liability to USB (or its Subsidiaries), whether for Costs, breach or otherwise.

                  11.2.4 Except as provided in Sections 11.2.2 and 11.2.3 whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such Costs.

                  11.2.5 In no event shall any officer, agent or director of FLFC, any FLFC Subsidiary, USB or any USB Subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

         11.3 Amendment, Extension and Waiver. Subject to applicable law, at any
              -------------------------------
time prior to the Effective Time (whether  before or after  approval  thereof by the shareholders of FLFC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of FLFC, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to FLFC's shareholders or Option holders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Confidentiality.  Except as specifically set forth herein, USB and
              ---------------
FLFC mutually agree to be bound by the terms of the confidentiality agreement dated as of August 7, 2009 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such

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

Confidentiality   Agreement   shall  continue  in  accordance  with  its  terms,
notwithstanding the termination of this Agreement.

         12.2 Public Announcements. FLFC and USB shall cooperate with each other
              --------------------
in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither FLFC nor USB shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon in writing by the parties hereto, except as required by law.

         12.3 Survival.  All  representations,  warranties and covenants in this
              --------
Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Date, other than those covenants set forth in Sections 2.4, 2.5, 2.6, 2.7, 7.6, and 7.7, or any other covenant that by its terms is to survive or be performed after the Effective Date.

         12.4 Notices. All notices or other communications hereunder shall be in
              -------
writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:

         If to FLFC or FNB, to:

         13 North Street
         P.O. Box 578
         Litchfield, CT  06759
         Attention: Joseph Greco, President and Chief Executive Officer
         Fax:  (860) 567-5231

         With required copies to:

         Cranmore, FitzGerald & Meaney
         47 Wethersfield Avenue
         Hartford, CT 06114
         Attention: J.J. Cranmore, Esq.
         Fax: (860) 522-3379

         If to USB, to:

         225 Main Street
         P.O. Box 647
         Danbury, CT  06813-0647
         Attention: John C. Kline, President and Chief Executive Officer
         Fax: (203) 792-1169

         With required copies to:

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

         Hinckley, Allen & Snyder LLP
         20 Church Street
         Hartford, Connecticut 06103
         Attention: William W. Bouton III, Esq.
         Fax: (860) 278-3802

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         12.5  Parties in  Interest.  This  Agreement  shall be binding upon and
               --------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6 Complete  Agreement.  This  Agreement,  including the Exhibits and
              -------------------
Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, together with the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7  Counterparts.  This Agreement may be executed in counterparts all
               ------------
of which shall be considered one and the same agreement and each of which shall be deemed an original.

         12.8 Severability. In the event that any one or more provisions of this
              ------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9 Governing Law. This Agreement shall be governed by the laws of the
              -------------
State of Connecticut, without giving effect to conflicts of laws principles that would require the application of any other law.

         12.10  Interpretation.  When a reference  is made in this  Agreement to
                --------------
Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         12.11 Specific  Performance.  The parties hereto agree that irreparable
               ---------------------
damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, USB, FLFC and FNB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.



                                   UNION SAVINGS BANK


                                   By:       /S/ JOHN C. KLINE
                                             -----------------------------------
                                   Name:     John C. Kline
                                             -----------------------------------
                                   Title:    President & Chief Executive Officer
                                             -----------------------------------


                                   FIRST LITCHFIELD FINANCIAL CORPORATION


                                   By:       /S/ JOSEPH J. GRECO
                                             -----------------------------------
                                   Name:     Joseph J. Greco
                                             -----------------------------------
                                   Title:    President & Chief Executive Officer
                                             -----------------------------------


                                   THE FIRST NATIONAL BANK OF LITCHFIELD


                                   By:       /S/ JOSEPH J. GRECO
                                             -----------------------------------
                                   Name:     Joseph J. Greco
                                             -----------------------------------
                                   Title:    President & Chief Executive Officer
                                             -----------------------------------


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